UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
DDi Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle
Anaheim, California		92806
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     DDi Corp. (the “Company”) previously reported that on June 2, 2005, the Company entered into a Standby Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Standby Purchasers”) to fully backstop the Company’s $75 million rights offering to holders of its common stock (the “Rights Offering”). The Purchase Agreement obligates the Company to sell, and requires each Standby Purchaser to subscribe for and purchase from the Company, a number of shares of the Company’s common stock equal to the “Shortfall” (as defined below) divided by the subscription price per share paid by holders exercising rights in the Rights Offering (the “Standby Commitment”). The “Shortfall” is the amount by which $75,000,000 exceeds the aggregate subscription price to be paid by the Company’s stockholders who subscribe for and purchase shares in the Rights Offering. On September 16, 2005, the Rights Offering expired and the Company sold 80,009,109 shares of the Company’s common stock to its existing stockholders for an aggregate subscription price of $60,006,832. The shares issued in the Rights Offering were issued pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form S-3.
     On September 21, 2005, the Company and the Standby Purchasers entered into Amendment No. 1 to the Purchase Agreement to correct the name of one of the Standby Purchasers.
     On September 21, 2005, pursuant to the terms of the Purchase Agreement, as amended, the Company issued to the Standby Purchasers (a) 19,990,887 shares of common stock for an aggregate purchase price of $14,993,165.25; and (b) warrants (the “Standby Warrants”) to purchase an aggregate of 16,114,043 shares of the Company’s common stock at an exercise price equal of $0.75 per share. The Standby Warrants have an expiration date of July 31, 2006.
     On September 21, 2005, the Company also entered into a Registration Rights Agreement with the Standby Purchasers (the “Registration Rights Agreement”) pursuant to which the Company will register the resale of (a) the shares of the Company’s common stock that each Standby Purchaser acquired the Rights Offering in its capacity as a stockholder of the Company to the extent such shares are not freely tradeable, (b) the shares of the Company’s common stock issued to the Standby Purchasers pursuant to the terms of the Purchase Agreement, (c) the shares of common stock issuable upon the exercise of the Standby Warrants and (d) any other shares of common stock owned by the Standby Purchasers as of the date of the Registration Rights Agreement. In the event of certain defaults by the Company under the Registration Rights Agreement, the Company will pay to the holders of the securities registrable under the Registration Rights Agreement a penalty. At the Company’s discretion, the penalty may be paid in cash or in warrants (the “Liquidated Damages Warrants”) to purchase shares of the Company’s common stock. The Liquidated Damages Warrants will contain the same terms as the Standby Warrants except that they shall have an exercise period of one year from the date of actual issuance, and they will have an exercise price (a) with respect to the first installment of Liquidated Damages Warrants, equal to the average daily closing price for the Company’s common stock on the Nasdaq for the twenty (20) trading days ending two (2) trading days before the date on which the Company first becomes obligated to pay the liquidated damages and (b) with respect to any subsequent installment of Liquidated Damages Warrants, on the first business day of the month period for which such installment is issuable.
     Each Standby Purchaser or one or more of its affiliates is an owner of the Company’s common stock and/or the Company’s Series B Preferred Stock. Prior to the Rights Offering, entities affiliated with Contrarian Turnaround Equities, LLC, one of the Standby Purchasers, beneficially owned approximately 8.5% of the Company’s outstanding common stock and approximately 5.6% of the Company’s outstanding Series B-2 Preferred Stock. The investment manager to QVT Fund LP, one of the Standby Purchasers, has a derivative position with respect to approximately one third of the Company’s outstanding Series B-2 Preferred Stock and certain common stock positions.
     The foregoing description of the terms and conditions of the Standby Warrants, the Registration Rights Agreement and Amendment No. 1 to the Purchase Agreement, is qualified in its entirety by reference to Amendment No. 1 to the Purchase Agreement, the Standby Warrants and the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     On September 21, 2005, the Company completed the sale and issuance of 19,990,887 shares of common stock to the Standby Purchasers pursuant to the terms of the Purchase Agreement, as amended. Under Section 5A(b) of the Certificate of Designation of the Series B Preferred Stock, as amended (the “Certificate of Designation”), the completion of the sale of common stock to the Standby Purchasers constitutes a “Qualified Rights Offering,” which requires the Company to redeem two-thirds of the authorized shares of Series B Preferred Stock at the redemption prices set forth in Section 5A(b) of the Certificate of Designation. In accordance with the provisions of Section 5A(b) of the Certificate of Designation, the Company will redeem two-thirds of the outstanding shares of the Series B Preferred Stock on September 23, 2005 (the “Series B Redemption Date”). One-third of the shares of Series B Preferred Stock will be redeemed at a redemption price of $47.40 per share, plus accrued and unpaid dividends through the Series B Redemption Date, and one-third of the shares of Series B Preferred Stock will be redeemed at a redemption price of $47.87 per share, plus accrued and unpaid dividends through the Series B Redemption Date. The Company will pay approximately $41.4 million to redeem the two-thirds of the outstanding shares of Series B Preferred Stock including accrued and unpaid interest thereon.
     On September 21, 2005, the Company’s subsidiary, DDi Capital Corp. (“DDi Capital”), irrevocably called for the redemption on October 21, 2005 of all of the outstanding DDi Capital 16% Senior Accreting Notes due 2009 (the “Senior Accreting Notes”). DDi Capital will pay approximately $18.7 million to redeem the Senior Accreting Notes in full, including accrued and unpaid interest thereon.
Item 3.02 Unregistered Sales of Equity Securities.
     On September 21, 2005, pursuant to the terms of the Purchase Agreement, as amended, the Company issued to the Standby Purchasers (a) 19,990,887 shares of common stock for an aggregate purchase price of $14,993,165.25; and (b) the Standby Warrants to purchase an aggregate of 16,114,043 shares of the Company’s common stock at an exercise price of $0.75 per share. The issuance and sale to the Standby Purchasers of the shares of common stock and the Standby Warrants pursuant to the Purchase Agreement was made through a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Regulation D promulgated under the Securities Act, and is exempt from the registration obligations under Section 5 of the Securities Act. Each of the Standby Purchasers has represented to the Company that it is a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act. The issuance and sale to the Standby Purchasers of the common stock issuable upon the exercise of the Standby Warrants is expected to be made through a private placement under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated under the Securities Act, and is expected to be exempt from the registration obligations under Section 5 of the Securities Act. Pursuant to the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K, the shares of common stock issued to the Standby Purchasers pursuant to the Purchase Agreement and upon exercise of the Standby Warrants will be registered for resale pursuant to a registration statement on Form S-3.
Item 8.01 Other Information.
     On September 16, 2005, the Company closed its previously announced Rights Offering. An aggregate of 80,009,109 shares of common stock were issued, and the Company received aggregate gross proceeds of approximately $60 million, under the Rights Offering.
     On September 21, 2005, the Company closed the sale of shares of common stock to the Standby Purchasers pursuant to the Purchase Agreement. An aggregate of 19,990,887 shares of common stock were issued to the Standby Purchasers, and the Company received aggregate gross proceeds of $14,993,165.25 million, under the Purchase Agreement.
     The Company intends to use the net proceeds of Rights Offering and the sale of stock pursuant to the Purchase Agreement to (a) make dividend payments on, repay, repurchase or redeem a portion of the outstanding shares of its Series B Preferred Stock and pay accrued and upaid dividends, future dividends or future redemption payments on the Series B Preferred Stock; (b) repay in full the Senior Accreting Notes; and (c) provide additional working capital for the Company’s business.
     On September 21, 2005, DDi Capital irrevocably called for the redemption on October 21, 2005, of the Senior Accreting Notes. DDi Capital will pay approximately $18.7 million to redeem the Senior Accreting Notes in full, including accrued and unpaid interest thereon. On September 21, 2005, the Company also called for the redemption on September 23, 2005, of two-thirds of its outstanding shares of Series B Preferred Stock. The Company will pay approximately $41.4 million to redeem the two-thirds of the outstanding shares of Series B Preferred Stock including accrued and unpaid interest thereon.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed as part of this report:

Exhibit	Description
No.
10.1	Common Stock Purchase Warrant dated September 21, 2005 (with schedule of parties attached).

10.2	Registration Rights Agreement dated September 21, 2005.

10.3	Amendment No. 1 to Standby Securities Purchase Agreement, dated September 21, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: September 22, 2005	By:	/S/ TIMOTHY J. DONNELLY

Timothy J. Donnelly
Vice President and General Counsel

Exhibit Index

Exhibit	Description
No.
10.1	Common Stock Purchase Warrant dated September 21, 2005 (with schedule of parties attached).

10.2	Registration Rights Agreement dated September 21, 2005.

10.3	Amendment No. 1 to Standby Securities Purchase Agreement, dated September 21, 2005.